SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 30, 1999

                                   ----------


                          INTERNET COMMERCE CORPORATION
             (Exact name of registrant as specified in its charter)

                        Commission file number 000-24996


              Delaware                                       13-3645702
  (State or other jurisdiction of                (I.R.S. Employer Identification
   incorporation or organization)                             Number)



                      805 Third Avenue, New York, NY 10022
                    (Address of principal executive offices)
                                   (Zip Code)


                                 (212) 271-7640
              (Registrant's telephone number, including area code)

                          INTERNET COMMERCE CORPORATION
                                    FORM 8-K
                                 CURRENT REPORT

                                TABLE OF CONTENTS

Item 5.        Other Events............................................3

Item 7.        Exhibits................................................4

Signature..............................................................5

Item 5.        OTHER EVENTS

Internet Commerce  Corporation (the "Company") today announced that Dr. Geoffrey
S. Carroll was hired under a three-year agreement as the Company's new President and Chief Executive Officer. Richard J. Berman, the former Chief Executive Officer, will remain Chairman of the Board of the Company. Dr. Carroll's initial salary is $200,000 per year, increasing to $350,000 per year on the earlier of November 1, 1999 or completion of a funding transaction. Dr. Carroll will also be eligible to receive an annual performance bonus to be awarded in the discretion of the Compensation Committee of the Board of Directors of the Company. In addition, Dr. Carroll has been granted options to purchase 300,000 shares of the Class A Common Stock (the "Common Stock") of the Company at an exercise price of $13.00 per share, of which options one-third are exercisable immediately and the balance are exercisable commencing on January 1, 2000, provided that one-third of such options shall only be exercisable if the average closing price for the Common Stock for any five consecutive trading days exceeds $15.00 and the remaining one-third of such options shall only be exercisable if the average closing price for the Common Stock for any five consecutive trading days exceeds $20.00. Dr. Carroll has also been granted immediately exercisable options to purchase (i) 50,000 shares of Common Stock exercisable at $40 per share, (ii) 50,000 shares of Common Stock exercisable at $60 per share, and
(iii) 50,000 shares of Common Stock exercisable at $80 per share. All of Dr. Carroll's options expire on June 29, 2009. In the event of a change of control of the Company, Dr. Carroll shall be entitled to receive a lump sum payment equal to his aggregate remaining salary under his employment agreement.

The Company also announced that Donald R. Gordon has resigned as Chief Operating Officer and Executive Vice President of the Company for personal reasons. Mr. Gordon served the Company in these capacities for the past six months and will pursue other interests.

In addition, the Company announced that Richard Blume has joined the Company under a three-year agreement to replace Mr. Gordon as Chief Operating Officer and Executive Vice President of the Company. Mr. Blume's initial salary is $175,000 per year, increasing to $250,000 per year on completion of a funding transaction. Mr. Blume will also be eligible to receive an annual performance bonus to be awarded in the discretion of the Compensation Committee of the Board of Directors of the Company. In addition, Mr. Blume has been granted options to purchase 200,000 shares of Common Stock at an exercise price of $13.00 per share, of which options one-third are exercisable immediately and the balance are exercisable commencing on January 1, 2000, provided that one-third of such options shall only be exercisable if the average closing price for the Common Stock for any five consecutive trading days exceeds $15.00 and the remaining one-third of such options shall only be exercisable if the average closing price for the Common Stock for any five consecutive trading days exceeds $20.00. Mr. Blume has also been granted immediately exercisable options to purchase (i) 30,000 shares of Common Stock exercisable at $40 per share, (ii) 30,000 shares of Common Stock exercisable at $60 per share, and (iii) 30,000 shares of Common Stock exercisable at $80 per share. All of Mr. Blume's options expire on June 29, 2009. In the event of a change of control of the Company, Mr. Blume shall be entitled to receive a lump sum payment equal to his aggregate remaining salary under his employment agreement.

The Board of Directors of the Company has adopted new By-laws, which are filed as Exhibit 3.1 to this Current Report

On June 30, 1999 the Company commenced an offer to exchange shares of its Common Stock for all of its outstanding Class A Warrants and Class B Warrants and issued the press release with respect thereto which is filed as Exhibit 99.1 to this Current Report.

Item 7.         EXHIBIT

        3.1    Amended and Restated By-laws.
        99.1   Press Release dated June 30, 1999.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:          July 1, 1999


                                      INTERNET COMMERCE CORPORATION


                                      By: /s/ Richard J. Berman
                                          -------------------------------------
                                              Richard J. Berman
                                              Chairman of the Board of Directors